Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Enpath Medical, Inc. of our reports dated January 24, 2006 (except for Note 6, as to which the date is February 14, 2006) with respect to the consolidated financial statements and consolidated supplemental schedule II of Enpath Medical, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

McGladrey & Pullen, LLP

Minneapolis, Minnesota

May 1, 2006